UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2008
MOTOROLA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-7221 (Commission File Number)	36-1115800 (IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, IL (Address of Principal Executive Offices)	60196 (Zip Code)
Registrant’s telephone number, including area code: 847-576-5000
(Former Name or Former Address, if Changed Since Last Report.) Not applicable.
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02(e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 5.02(e)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Executive Retirement Plan Amendments
On December 15, 2008, the Board of Directors of Motorola, Inc. (the “Company”) authorized amendment to the Motorola Elected Officers Supplementary Retirement Plan (the “EOSRP”) and the Motorola Supplemental Pension Plan (the “MSPP”). On this date, commensurate with the Board of Director’s decision to freeze the Motorola Pension Plan (as described below under Item 8.01 of this Form 8-K), the Board of Directors also authorized the amendment of the EOSRP (which uses the Motorola Pension Plan retirement benefits as an offset) and the MSPP (which is an excess benefit plan with respect to certain executive’s Motorola Pension Plan retirement benefits), effective March 1, 2009, to freeze all future benefit accruals and compensation increases under those plans for all individuals who are participants under those plans as of February 28, 2009. Additionally, the MSPP was further amended to freeze any future participation in the MSPP as of January 1, 2009.
For more details, please refer to the executed amendments attached as Exhibits 10.1 and 10.2 respectively hereto, and incorporated herein by reference.
Voluntary Compensation Reductions
In addition, Motorola Co-CEOs Greg Brown and Sanjay Jha will voluntarily take a 25 percent decrease in base salary in 2009 and forego 2008 bonuses under the Company’s annual cash incentive plan (“Annual Incentive Plan”). In the first quarter of 2009, the Compensation and Leadership Committee has agreed to make a grant of restricted stock units to Dr. Jha with a value equal to: $2.4 million less the amount of cash that would have been payable to Mr. Brown under the Annual Incentive Plan had he not foregone his annual cash incentive. The restricted stock units will vest in two equal installments on the first anniversary of the grant and on October 31, 2010. The press release announcing these matters is attached as Exhibit 99.1 hereto.

Item 8.01	Other Events.
On December 15, 2008, the Board of Directors of the Company authorized amendment to the Motorola Pension Plan (the “Pension Plan”) and the Motorola 401(k) Plan (the “401(k) Plan”). On this date, the Board has determined that:
•	effective March 1, 2009, all future benefit accruals and compensation increases under the Pension Plan shall automatically cease for all individuals who are participants under the Pension Plan as of February 28, 2009, but further allowing such participants to continue to earn vesting credit towards their Pension Plan benefit on and after March 1, 2009 if not already fully vested; and

•	effective January 1, 2009, the Company matching contributions provided under the 401(k) Plan shall be suspended until subsequent Board action in the future re-activates contributions, if any, made by the Company to the 401(k) Plan.
For more details, please refer to the executed amendments attached as Exhibits 10.3 and 10.4 respectively hereto, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	First Amendment, executed December 15, 2008, to the Motorola Elected Officers Supplementary Retirement Plan (As Amended Through May 8, 2007).

10.2	First Amendment, executed December 15, 2008, to the Motorola Supplemental Pension Plan (As Amended and Restated Generally Effective as of January 1, 2008).

10.3	First Amendment, executed December 15, 2008, to the Motorola Pension Plan (As Amended and Restated Generally Effective as of January 1, 2008).

10.4	First Amendment, executed December 15, 2008, to the Motorola 401(k) Plan (As Amended and Restated Generally Effective as of January 1, 2006).

99.1	Press Release, dated December 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC.
DATE: December 15, 2008	By:	/s/ Greg A. Lee
Greg A. Lee
Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, executed December 15, 2008, to the Motorola Elected Officers Supplementary Retirement Plan (As Amended Through May 8, 2007).

10.2	First Amendment, executed December 15, 2008, to the Motorola Supplemental Pension Plan (As Amended and Restated Generally Effective as of January 1, 2008).

10.3	First Amendment, executed December 15, 2008, to the Motorola Pension Plan (As Amended and Restated Generally Effective as of January 1, 2008).

10.4	First Amendment, executed December 15, 2008, to the Motorola 401(k) Plan (As Amended and Restated Generally Effective as of January 1, 2006).

99.1	Press Release, dated December 16, 2008.